FOR IMMEDIATE RELEASE

Contacts: Stacey Sullivan, Media Relations Tony Laday, Investor Relations

(800) 775-7290 (972) 770-8890

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (May 30, 2013) -The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.20 per share on the common stock of the company payable on June 27, 2013 to shareholders of record as of June 14, 2013.

Brinker International, Inc. is one of the world's leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, Brinker currently owns, operates, or franchises 1,588 restaurants under the names Chili's® Grill & Bar (1,544 restaurants) and Maggiano's Little Italy® (44 restaurants).

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